UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

          On January 14, 2005, Enterprise Financial Services Corp (“Registrant”) entered into a Credit Agreement with U.S. Bank National Association (the “Credit Agreement”) which Credit Agreement Registrant filed on a Form 8-K Report dated January 19, 2005.  On July 28, 2006, the Credit Agreement was amended by an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) which Registrant determined was not a material amendment.  On December 6, 2006, the Amended and Restated Credit Agreement was amended by a First Modification Agreement (the “First Modification Agreement”) to add certain financial covenant and ratio provisions which Registrant determined were material amendments.  Copies of the Amended and Restated Credit Agreement and the First Modification Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference, and the following brief description is qualified in its entirety by reference to the full text of such agreements.

          The Amended and Restated Credit Agreement, as modified by the First Modification Agreement, provides for a $15,000,000 credit facility, with a LIBOR based interest rate, consisting of a $11,000,000 revolving credit facility terminating April 30, 2007, and a $4,000,000 term note terminating July 28, 2009.  Registrant may use the proceeds from the credit facility for general working capital purposes and investments in Registrant’s bank subsidiary.  The agreement requires Registrant to comply with a specified fixed charge coverage ratio and certain other financial ratios.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement between Registrant and U.S. Bank National Association dated July 28, 2006.

10.2	First Modification Agreement between Registrant and U.S. Bank National Association dated December 6, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 12, 2006

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Kevin C. Eichner

Kevin C. Eichner
Chief Executive Officer

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